UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2015

PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On June 2, 2015, PRA Group, Inc. (the "Company") entered into a Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement dated as of December 19, 2012, as amended from time to time, by and among the Company, its domestic wholly-owned subsidiaries as guarantors, certain lenders, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, and certain other agents and arrangers named therein, pursuant to which the Lenders agreed to provide a senior credit facility to the Company (the “Credit Agreement”).  The Fourth Amendment amends and restates the definition of “Change of Control” in Article II, in Section 1.01 of the Credit Agreement.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit 10.1 Fourth Amendment to the Credit Agreement dated as of December 19, 2012 by and among the Company, its domestic wholly-owned subsidiaries as guarantors, certain lenders, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, and certain other agents and arrangers named therein, entered into as of June 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

June 3, 2015	By:	/s/ Keven P. Stevenson
Name: Kevin P. Stevenson
Title: EVP/CFO